Exhibit 99.1

Textura Announces Revenue Increase of 60% for the Quarter Ended June 30, 2014

Chicago, IL, August 6, 2014 / PRNewswire / -- Textura Corporation (NYSE: TXTR), the leading provider of collaboration solutions for the construction industry, today announced financial results for the quarter ended June 30, 2014.

•	Revenue increased 60% year over year to $15.0 million

•	Organic revenue growth of 52% year over year

•	Cash flow from operations turned positive for the quarter

•	Gross margin of 80%, from 79% in the March quarter

•	Adjusted EPS loss of $0.12, from $0.16 in the prior quarter

•	Net loss per share of $0.24, from $0.30 in the prior quarter

•	Construction value added of $17.7 billion, bringing active construction value to ~$135 billion

"We had a solid quarter," said Patrick Allin, Chairman and CEO of Textura. "Our revenue growth remains strong, with a 60% year-over-year increase. We expect continued revenue growth and are excited about the opportunities from our recently launched European operations, our Turner relationship, continued growth in our cross-selling and the evolution of our solution suite."
"In addition to revenue growth, cash flow from operations turned positive," said Jillian Sheehan, Executive Vice President and CFO of Textura. "This demonstrates progress to being cash flow neutral to slightly positive for 2014. Our Adjusted EPS loss was $0.12, which is at the high end of our guidance and an improvement over last quarter. We expect to continue to see improving Adjusted EPS going forward."

Results for the quarter ended June 30, 2014:

•
Revenue: Revenue was $15.0 million, a year-over-year increase of 60%, and organic revenue increased by 52% year over year. Activity-driven revenue for the quarter was positively impacted by growth in active projects and construction value managed on our solutions as well as increased CPM subscription fee revenue.  Organization-driven revenue was positively impacted by an increase in the number of organizations using our PlanSwift solution.

•
Operating Metrics: Total active construction projects increased 33% year over year to 7,578, representing approximately $135 billion of construction value. New projects added totaled 1,729, representing $17.7 billion in construction value, up 30% year over year. Latista added 285 active projects and 29 new projects, contributing $1.3 billion of the quarter's construction value added. Total number of organizations increased by 94% year over year to 15,922.

•	Deferred Revenue: Deferred revenue at June 30, 2014 was $31.1 million, up 12% from $27.8 million at March 31, 2014 and up 65% from $18.8 million at June 30, 2013.

•
Net Loss: Adjusted EBITDA loss was $2.2 million and GAAP net loss was $6.1 million, an improvement from losses of $3.8 million and $20.4 million, respectively, in the quarter ended June 30, 2013. Adjusted EPS loss was $0.12 and GAAP net loss per share was $0.24, an improvement from losses of $0.51 and $2.31, respectively, in the quarter ended June 30, 2013, driven primarily by a higher share count in the current year and IPO-related costs in the prior-year period.

•
Total Cash and Cash Equivalents: As of June 30, 2014, total cash and cash equivalents was $67.9 million. Cash provided by operations during the quarter was $2.3 million, an improvement from $3.3 million cash used in operations in the March 2014 quarter. The improvement was driven primarily by higher revenue, deferred revenue and other working capital balances, partially offset by higher personnel-related costs. Other uses of cash during the quarter included capitalized software development costs and other capital expenditures, the purchase of our joint venture partner's interest in our Australian subsidiary and the repurchase of common shares for tax withholding purposes related to the vesting of certain restricted stock awards on the anniversary of our IPO.

•
LATISTA: The Latista acquisition closed on December 2, 2013 and contributed revenue of $0.7 million in the quarter. The impact of Latista included in the consolidated results was Adjusted EBITDA loss and GAAP net loss of $0.9 million and $1.4 million, respectively, and Adjusted EPS loss and GAAP net loss per share of $0.04 and $0.06, respectively.

	Three Months Ended June 30, 2014
	Pre-LATISTA	LATISTA	Total
Revenue (in millions)	$14.3	$0.7	$15.0
Year-over-year revenue growth	52%	-	60%
Adjusted EPS loss	$0.08	$0.04	$0.12
GAAP net loss per share	$0.18	$0.06	$0.24

Outlook
Textura is reiterating guidance for the full year ending December 31, 2014. Textura continues to expect to be operating cash flow neutral to slightly positive for the year ending December 31, 2014.
For the quarter ended September 30, 2014, Textura expects to report:

•	Revenue in the range of $16.4 to $17.1 million

•	Year-over-year revenue growth in the range of 51 - 58%

•	Adjusted EPS in the range of $(0.06) - $(0.09)*

•	GAAP net loss per share in the range of $(0.17) - $(0.20)

•	Impact of LATISTA on consolidated results:

Three Months Ended September 30, 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range (in millions)	$15.7 - $16.2	$0.7 - $0.9	$16.4 - $17.1
Year-over-year revenue growth range	45 - 49%	-	51 - 58%
Adjusted EPS range	$(0.02) - $(0.04)	$(0.04) - $(0.05)	$(0.06) - $(0.09)
GAAP net loss per share range	$(0.11) - $(0.13)	$(0.06) - $(0.07)	$(0.17) - $(0.20)
* Excluding stock-based compensation expenses of $1.5 million and amortization of acquired intangible assets of $1.3 million, and assuming approximately 25.3 million weighted-average common shares outstanding.

For the quarter ended December 31, 2014, Textura expects to report:

•	Revenue in the range of $18.4 to $19.7 million

•	Year-over-year revenue growth in the range of 53 - 64%

•	Adjusted EPS in the range of $(0.04) - $0.02*

•	GAAP net loss per share in the range of $(0.08) - $(0.14)

•	Impact of LATISTA on consolidated results:

Three Months Ended December 31, 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range (in millions)	$17.5 - $18.3	$0.9 - $1.4	$18.4 - $19.7
Year-over-year revenue growth range	48 - 55%	—	53 - 64%
Adjusted EPS range	$0.01 - $0.05	$(0.03) - $(0.05)	$(0.04) - $0.02
GAAP net loss per share range	$(0.01) - $(0.05)	$(0.07) - $(0.09)	$(0.08) - $(0.14)
* Excluding stock-based compensation expenses of $1.5 million and amortization of acquired intangible assets of $1.1 million, and assuming approximately 25.6 million weighted-average common shares outstanding.
For the year ended December 31, 2014, Textura expects to report:

•	Revenue in the range of $63.6 to $65.6 million

•	Year-over-year revenue growth in the range of 56 - 61%

•	Adjusted EPS in the range of $(0.32) - $(0.41)*

•	GAAP net loss per share in the range of $(0.79) - $(0.88)

•	Impact of LATISTA on consolidated results:

Twelve Months Ended December 31, 2014
	Pre-LATISTA Guidance	LATISTA Guidance	Total Guidance
Revenue range (in millions)	$60.6 - $61.9	$3.0 - $3.7	$63.6 - $65.6
Year-over-year revenue growth range	49 - 53%	—	56 - 61%
Adjusted EPS range	$(0.17) - $(0.23)	$(0.15) - $(0.18)	$(0.32) - $(0.41)
GAAP net loss per share range	$(0.53) - $(0.59)	$(0.26) - $(0.29)	$(0.79) - $(0.88)
* Excluding stock-based compensation expenses of $6.8 million and amortization of acquired intangible assets of $5.0 million, and assuming approximately 25.2 million weighted-average common shares outstanding.

Conference Call and Webcast Information
Textura plans to host a conference call today at 4:00 p.m. Central Time / 5:00 p.m. Eastern Time to review its financial results for the quarter ended June 30, 2014 and to discuss its financial outlook. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039, or for international callers, 1-201-689-8470. Replays of the entire call will be available through August 13, 2014 at 1-877-870-5176, or for international callers, 1-858-384-5517, conference ID #13586909. A webcast of the conference call will also be available on the Investor Relations page of Textura's website at investors.texturacorp.com.

About Textura

Textura is the leading provider of collaboration and productivity tools for the construction industry. Our solutions serve all construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, LEED® management and payment. Textura's collaboration platform and online product suite represent the first time the industry has all the tools needed to manage their business in an integrated fashion to save time and money and reduce exposure to risks. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA and Adjusted EPS Definitions.”
Adjusted EBITDA and Adjusted EPS Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense, acquisition-related and other expenses. In the three and six months ended June 30, 2013, Adjusted EBITDA also excluded certain IPO-related expense. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flow from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EPS is calculated as Adjusted Net Loss divided by the number of weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense, acquisition-related and other expenses recognized during the period. In the three and six months ended June 30, 2013, Adjusted EPS also excluded certain IPO-related expense. We believe the use of Adjusted EPS as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EPS is not a measurement under GAAP and should not be considered an alternative to net loss per share. The Adjusted EPS measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, demand for Textura's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships, including our acquisition of PlanSwift in January 2013 and LATISTA in December 2013. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form10-K filed on November 26, 2013, and our other reports filed with the SEC.
Investor Contacts:
Lacey Spang
Textura Corporation, Investor Relations
847-235-3547 or lacey.spang@texturacorp.com

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$67,878	$77,130
Accounts receivable, net of allowance for doubtful accounts of $148	7,134	5,516
Prepaid expenses and other current assets	2,603	2,631
Total current assets	77,615	85,277
Property and equipment, net	23,309	21,070
Restricted cash	530	530
Goodwill	52,848	52,848
Intangible assets, net	14,544	17,108
Other assets	1,143	1,217
Total assets	$169,989	$178,050

Liabilities, Redeemable Securities and Stockholders’ Equity
Current liabilities
Accounts payable	$1,974	$1,522
Accrued expenses	8,311	8,053
Deferred revenue, short-term	27,861	22,482
Notes and leases payable, short-term	783	842
Total current liabilities	38,929	32,899
Deferred revenue, long-term	3,287	3,349
Notes and leases payable, long-term	204	638
Other long-term liabilities	2,479	2,324
Total liabilities	44,899	39,210
Redeemable non‑controlling interest	—	355
Stockholders’ equity
Common stock, $.001 par value; 90,000 shares authorized; 26,038 and 25,247 shares issued and 25,379 and 24,785 shares outstanding at June 30, 2014 and December 31, 2013, respectively	25	25
Additional paid in capital	333,007	329,073
Treasury stock, at cost; 659 shares	(9,927)	(5,831)
Accumulated other comprehensive loss	(43)	(49)
Accumulated deficit	(197,972)	(184,733)
Total stockholders’ equity	125,090	138,485
Total liabilities, redeemable securities and stockholders’ equity	$169,989	$178,050

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$14,965	$9,362	$28,752	$17,910
Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately below)	3,028	4,754	5,910	6,534
General and administrative	6,473	8,808	12,528	13,369
Sales and marketing	4,663	5,433	9,506	7,717
Technology and development	4,819	7,358	10,175	10,708
Depreciation and amortization	1,962	1,294	3,848	2,407
Total operating expenses	20,945	27,647	41,967	40,735
Loss from operations	(5,980)	(18,285)	(13,215)	(22,825)
Other expense, net
Interest income	27	7	45	9
Interest expense	(35)	(2,025)	(78)	(2,402)
Change in fair value of conversion option liability	—	82	—	151
Total other expense, net	(8)	(1,936)	(33)	(2,242)
Loss before income taxes	(5,988)	(20,221)	(13,248)	(25,067)
Income tax provision	80	142	160	191
Net loss	(6,068)	(20,363)	(13,408)	(25,258)
Less: Net loss attributable to non-controlling interest	(94)	(886)	(169)	(1,597)
Net loss attributable to Textura Corporation	(5,974)	(19,477)	(13,239)	(23,661)
Accretion of redeemable Series A-1 preferred stock	—	2,310	—	3,384
Accretion of redeemable non‑controlling interest	105	75	199	146
Dividends on Series A-2 preferred stock	—	95	—	215
Beneficial conversion of Series A-2 preferred stock	—	7,161	—	7,161
Net loss available to Textura Corporation common stockholders	$(6,079)	$(29,118)	$(13,438)	$(34,567)
Net loss per share available to Textura Corporation common stockholders, basic and diluted	$(0.24)	$(2.31)	$(0.54)	$(3.09)
Weighted average number of common shares outstanding, basic and diluted	25,001	12,624	24,908	11,197

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash flows from operating activities
Net loss	$(6,068)	$(20,363)	$(13,408)	$(25,258)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,962	1,278	3,848	2,391
Deferred income taxes	80	142	160	191
Non-cash interest expense	—	1,505	(1)	1,697
Change in fair value of conversion option liability	—	(82)	—	(152)
Share‑based compensation	1,830	10,089	3,766	10,567
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	102	(295)	(1,618)	(1,028)
Prepaid expenses and other assets	(314)	(246)	105	(421)
Deferred revenue, including long-term portion	3,314	1,802	5,317	4,134
Accounts payable	712	(1,010)	582	(59)
Accrued expenses and other	683	108	220	(1,239)
Net cash provided by (used in) operating activities	2,301	(7,072)	(1,029)	(9,177)
Cash flows from investing activities
Decrease in restricted cash	—	(230)	—	(230)
Purchases of property and equipment	(2,073)	(658)	(3,625)	(738)
Acquisitions of businesses, net of cash acquired	—	—	—	(989)
Net cash used in investing activities	(2,073)	(888)	(3,625)	(1,957)
Cash flows from financing activities
Partner’s investment in joint venture	—	199	—	199
Principal payments on loan payable	(95)	(1)	(99)	(251)
Payments on capital leases	(202)	(93)	(397)	(93)
Proceeds from debt issuances	—	—	—	6,930
Repayment of debt	—	(7,964)	—	(7,964)
Proceeds from exercise of options and warrants	957	411	1,552	411
Buyout of non-controlling interest	(1,563)	—	(1,563)	—
Deferred finance and offering costs	—	(24)	—	(399)
Proceeds from issuance of common stock in IPO, net of underwriting discounts and commissions	—	79,677	—	79,677
Repurchase of common shares (treasury)	(4,096)	(600)	(4,096)	(600)
Net cash provided by (used in) financing activities	(4,999)	71,605	(4,603)	77,910
Effect of changes in foreign exchange rates on cash and cash equivalents	(5)	(39)	5	(39)
Net increase (decrease) in cash and cash equivalents	(4,776)	63,606	(9,252)	66,737
Cash and cash equivalents
Beginning of period	$72,654	$5,021	$77,130	$1,890
End of period	$67,878	$68,627	$67,878	$68,627

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands, except per shares amounts and where otherwise indicated)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Activity‑driven revenue	$11,581	$7,015	$22,238	$13,787
Organization‑driven revenue	3,384	2,347	6,514	4,123
Total revenue	$14,965	$9,362	$28,752	$17,910
Activity‑driven revenue:
Number of projects added	1,729	1,467	3,441	2,712
Client‑reported construction value added (billions)	$17.7	$13.6	$37.2	$24.2
Active projects during period	7,578	5,701	8,625	6,663
Organization‑driven revenue:
Number of organizations	15,922	8,210	16,497	8,447

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss, to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss	$(6,068)	$(20,363)	$(13,408)	$(25,258)
Net interest expense	8	2,018	33	2,393
Income tax provision	80	142	160	191
Depreciation and amortization	1,962	1,294	3,848	2,407
EBITDA	(4,018)	(16,909)	(9,367)	(20,267)
Share‑based compensation expense	1,830	10,089	3,766	10,567
Acquisition‑related expenses *	—	—	74	258
IPO-related expense **	—	3,011	—	3,011
Adjusted EBITDA	$(2,188)	$(3,809)	$(5,527)	$(6,431)

*Acquisition-related expenses are included within general and administrative expenses on the statement of operations.
** IPO-related expense for the three and six months ended June 30, 2013 represents one-time cash bonuses of $3.0 million paid to long-tenured employees in connection with the IPO.

Share-based compensation expense for employee equity awards is reflected in the following captions in the consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of services	$156	$1,900	$331	$1,943
General and administrative	1,049	3,650	2,217	3,921
Sales and marketing	324	2,164	636	2,246
Technology and development	301	2,375	582	2,457
Total	$1,830	$10,089	$3,766	$10,567

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share, to Adjusted EPS:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss available to Textura Corporation common shareholders	$(6,079)	$(29,118)	$(13,438)	$(34,567)
Accretion of redeemable Series A-1 preferred stock	—	2,310	—	3,384
Accretion of redeemable non-controlling interest	105	75	199	146
Dividends on Series A-2 preferred stock	—	95	—	215
Beneficial conversion of Series A-2 preferred stock	—	7,161	—	7,161
Net loss attributable to non-controlling interest	(94)	(886)	(169)	(1,597)
Net loss	$(6,068)	$(20,363)	$(13,408)	$(25,258)

Share-based compensation expense	1,830	10,089	3,766	10,567
Amortization of intangible assets	1,282	826	2,564	1,565
Offering-related expenses	—	3,011	—	3,011
Acquisition-related expenses	—	—	74	258
Adjusted net loss	$(2,956)	$(6,437)	$(7,004)	$(9,857)

Weighted-average common shares used in basic and diluted EPS	25,001	12,624	24,908	11,197
Adjusted EPS	$(0.12)	$(0.51)	$(0.28)	$(0.88)

Net loss per share	$(0.24)	$(2.31)	$(0.54)	$(3.09)
Accretion of redeemable Series A-1 preferred stock	—	0.18	—	0.30
Accretion of redeemable non-controlling interest	—	0.01	0.01	0.01
Dividends on Series A-2 preferred stock	—	0.01	—	0.02
Beneficial conversion of Series A-2 preferred stock	—	0.56	—	0.64
Net loss attributable to non-controlling interest	—	(0.07)	—	(0.13)
Share-based compensation expense	0.07	0.80	0.15	0.94
Amortization of intangible assets	0.05	0.07	0.10	0.14
Offering-related expenses	—	0.24	—	0.27
Acquisition-related expenses	—	—	—	0.02
Adjusted EPS	$(0.12)	$(0.51)	$(0.28)	$(0.88)

The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share guidance, to Adjusted EPS guidance:

	Three months ended September 30, 2014
	High End	Low End
Net loss per share	$(0.17)	$(0.20)
Share-based compensation expense	0.06	0.06
Amortization of intangible assets	0.05	0.05
Adjusted EPS	$(0.06)	$(0.09)
The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share guidance, to Adjusted EPS guidance:

	Three months ended December 31, 2014
	High End	Low End
Net loss per share	$(0.08)	$(0.14)
Share-based compensation expense	0.06	0.06
Amortization of intangible assets	0.04	0.04
Adjusted EPS	$0.02	$(0.04)
The following table presents a reconciliation from the most directly comparable GAAP measure, net loss per share guidance, to Adjusted EPS guidance:

	Twelve months ended December 31, 2014
	High End	Low End
Net loss per share	$(0.79)	$(0.88)
Accretion of redeemable non-controlling interest	0.01	0.01
Share-based compensation expense	0.27	0.27
Amortization of intangible assets	0.19	0.19
Adjusted EPS	$(0.32)	$(0.41)